Exhibit 99.1

MetaStat, Inc. Announces Douglas A. Hamilton Named
President, Chief Executive Officer

Oscar L. Bronsther, M.D. Assumes New Role, Chairman of Scientific and Clinical Advisory Board

BOSTON – June 18, 2015 – MetaStat, Inc. (OTCQB: MTST), announced that Douglas A. Hamilton has been elected as President and Chief Executive Officer of the company.  Mr. Hamilton has consulted for the company as acting Chief Financial Officer since August 2014.

Prior to joining MetaStat, Mr. Hamilton served as Partner at New Biology Ventures since 2007 and CFO of SEA Medical Systems from 2012 to 2014. From 1999 to 2006, Mr. Hamilton served as CFO and COO for Javelin Pharmaceuticals, purchased by Hospira (NYSE:HSP), where he led the company to commercialization and through its successful national markets up-listing. Prior to Javelin, Mr. Hamilton was the CFO and Director of Business Development for PolarX Biopharmaceuticals (now Teva Pharmaceuticals). Mr. Hamilton also worked at Pfizer and Amgen in portfolio and project management roles, sales and marketing at Pharmacia Biotechnology (now GE Healthcare Life Sciences), and research at Connaught Laboratories (now Sanofi-Pasteur). Mr. Hamilton earned his honors Bachelor of Science degree from the Department of Medical Genetics at the University of Toronto and his MBA from the Ivey Business School at Western University.

Oscar Bronsther, M.D. has resigned as Chief Executive Officer and Chief Medical Officer. Dr. Bronsther will retain his position as a member of the Board of Directors and will become Chairman of the company’s Scientific and Clinical Advisory Board. Dr. Bronsther joined MetaStat in April 2012 as Chief Medical Officer and was appointed Chief Executive Officer in December 2012. “Oscar has been instrumental in guiding MetaStat’s pre-commercial efforts over the last three years and the company made considerable progress under his leadership,” said Richard J. Berman, Chairman of MetaStat’s Board of Directors. “We look forward to Oscar’s continued medical expertise and leadership on the Scientific and Clinical Advisory Board.”

Mr. Berman continued, “We are extremely pleased to promote Doug, an experienced biotech executive who has extensive operational experience and a successful track record of capital raising and strategic partnerships, to his new role as President and Chief Executive Officer. We have full confidence in Doug’s ability to lead MetaStat forward as the company achieves both its short- and long-term milestones and implements its commercialization strategy.”

About MetaStat, Inc.

MetaStat, Inc. (MTST) is a molecular diagnostic company that develops and commercializes diagnostic tests for early and reliable prediction of systemic metastasis, the process by which cancer spreads from a primary tumor through the bloodstream to other areas of the body. MetaStat is focused on breast, prostate, lung and colorectal cancers, where systemic metastasis is responsible for approximately 90% of all deaths. The company's function-based diagnostic platform technology is based on the identification and understanding of the pivotal role of the mena protein and its isoforms, a common pathway for the development of systemic metastatic disease in all epithelial-based solid tumors. Both the MetaSite Breast™ and MenaCalc™ assays are designed to accurately stratify patients based on their individual risk of metastasis and to provide physicians with clinically actionable information to better "customize" cancer treatment. MetaStat's testing platform improves treatment planning decisions by positively identifying patients with a high-risk of metastasis who need aggressive therapy and by sparing patients with a low-risk of metastasis from the harmful side effects and expense of chemotherapy. The company is based in Boston, MA.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update such statements.

Contact:

Media:
Dian Griesel Int'l. for MetaStat
Susan Forman, 212-825-3210
sforman@dgicomm.com
or
Investors:
MetaStat, Inc.
Rick Pierce, 617-531-0874
Rpierce@metastat.com